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                                                                   EXHIBIT 10.16

                        PENTECH FINANCIAL SERVICES, INC.

                                                                Lease No. 300311

                             MASTER EQUIPMENT LEASE

This is a Master Equipment Lease between PENTECH FINANCIAL SERVICES, INC., a California corporation, whose principal office is located at 310 West Hamilton Avenue, Suite 202, Campbell, California 95008 ("Lessor") and PACKETEER, INC., a Delaware corporation, whose principal office address is 10495 North DeAnza Boulevard, Cupertino, CA 95014 ("Lessee"), with effective date of November 1, 1999 ("Effective Date").

1. LEASE. Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor, subject to the terms and conditions of this Master Equipment Lease ("Lease"), the personal property ("Equipment") described in each Acceptance Supplement ("Supplement") executed and delivered by Lessor and Lessee pursuant to the terms of this Lease. Each Supplement shall be in the form prescribed by Lessor and, upon execution and delivery, shall constitute a part of this Lease to the same extent as if the provisions thereof were set forth in full in this Lease document; the terms "Agreement", "hereof," "herein," and "thereunder," when used in this Lease shall mean this Lease, each Supplement and each Schedule as hereinafter defined. This Agreement constitutes an agreement to lease. Ownership of the Equipment remains with Lessor and nothing herein contained shall be construed as conveying to Lessee any right, title or interest in the equipment except as a Lessee only.

2. SELECTION OF EQUIPMENT. Lessee acknowledges that it has selected the type, quantity and supplier of the Equipment referred to herein and that it has requested Lessor to purchase the same for leasing to Lessee. Lessee agrees that the Equipment and each part or unit thereof is of a design, size, quality and capacity required by Lessee and is suitable for its purposes. Lessee acknowledges that Lessor has informed or advised Lessee, in writing either previously or by this Lease, of the following: (i) the identity of the supplier;
(ii) that the Lessee may have rights under the Supply Contract; and (iii) that the Lessee may contact the supplier for a description of any such rights Lessee may have under the Supply Contract. Lessor hereby assigns to Lessee all rights which Lessor has or may acquire against any manufacturer, supplier, or contractor with respect to any warranty or representation relating to the Equipment leased hereunder.

3. EQUIPMENT TO REMAIN PERSONAL PROPERTY; LOCATION, IDENTIFICATION; INSPECTION. Lessee represents that the Equipment shall be and at all times remain separately identifiable personal property. Lessee shall, at its own expense, take such action as may be necessary to prevent any third party from acquiring any right to or interest in the Equipment by virtue of the Equipment being deemed to be real property or a part of other personal property, and shall indemnify Lessor against any loss which it may sustain by reason of Lessee's failure to do so. The Equipment may not be removed from the location specified in the Supplement pertaining thereto without Lessor's prior written consent. If requested by Lessor, Lessee shall attach to and maintain on each item of Equipment a conspicuous plate or marking disclosing Lessor's ownership thereof. Lessor or its representatives may, at all reasonable times, and without advance notice, inspect the Equipment. Lessee shall promptly advise Lessor of any circumstances which may in any manner affect any item of Equipment or in any manner affect Lessor's title thereto.

4. EXECUTION OF FURTHER DOCUMENTATION. Lessee will, at its own expense, promptly execute and deliver to Lessor such further documentation and assurances and take such further action as Lessor may from time to time require in order to more effectively carry out the intent and purpose of this Agreement so as to establish and protect the rights, interests and remedies intended to be created in favor of Lessor hereunder, including, without limitation, the execution and filing of financing statements and continuation statements with respect to the Equipment and Agreement. Lessee authorizes Lessor to effect any such filing (including the filing of any financing statements without the signature of Lessee). Any expense incurred by Lessor in connection with any filings under this paragraph shall be payable by Lessee on demand.

5. DISCLAIMER OF IMPLIED WARRANTIES. THE EQUIPMENT WILL BE LEASED "AS IS" AND "WHERE IS". THE LESSOR HAS NOT MADE, MAY NOT BE CONSIDERED TO HAVE MADE, AND SPECIFICALLY DISCLAIMS:

(1) ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE EQUIPMENT, REGARDING TITLE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, FREEDOM FROM CLAIMS OF INFRINGEMENT OR THE LIKE, FITNESS FOR USE FOR A PARTICULAR PURPOSE, QUALITY OF MATERIALS OR WORKMANSHIP, ABSENCE OF DISCOVERABLE OR NONDISCOVERABLE DEFECTS, OR THAT THE EQUIPMENT IS IN COMPLIANCE WITH ANY APPLICABLE GOVERNMENT REQUIREMENTS OR REGULATIONS; AND

(2) ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE EQUIPMENT (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE); AND

(3) ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY REGARDING THE CHARACTERIZATION OF THIS LEASE FOR TAX, ACCOUNTING, OR OTHER PURPOSES.

THE LESSEE WAIVES, RELEASES, RENOUNCES, AND DISCLAIMS EXPECTATION OF OR RELIANCE ON ANY SUCH WARRANTY OR WARRANTIES.

THE LESSOR WILL NOT HAVE ANY RESPONSIBILITY OR LIABILITY TO THE LESSEE OR ANY OTHER PERSON, WHETHER IN CONTRACT OR TORT, ARISING OUT OF ANY NEGLIGENCE OR STRICT LIABILITY OF THE LESSOR OR OTHERWISE, FOR:

(1) ANY LIABILITY, LOSS, OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR

INDIRECTLY BY THE EQUIPMENT; BY ANY INADEQUACY, DEFICIENCY OR DEFECT OF THE EQUIPMENT; OR BY ANY OTHER CIRCUMSTANCES IN CONNECTION WITH THIS LEASE;

(2) THE USE, OPERATION, OR PERFORMANCE OF THE EQUIPMENT OR ANY RISKS RELATING TO IT;

(3) ANY CONSEQUENTIAL DAMAGES, INCLUDING THOSE FOR INTERRUPTION OF SERVICE, LOSS OF BUSINESS, OR ANTICIPATED PROFITS; OR

(4) THE DELIVERY, OPERATION, MAINTENANCE, REPAIR, IMPROVEMENT, OR REPLACEMENT OF THE EQUIPMENT.

6. TERM; ACCEPTANCE; RENT; RETURN. The term of lease of each item of Equipment shall commence on the Commencement Date specified in the Supplement pertaining to such Equipment and, unless earlier terminated pursuant to the provisions hereof, shall continue for the term specified in such Supplement. Lessee's execution and delivery of each Supplement shall constitute Lessee's irrevocable acceptance of the equipment covered thereby for all purposes of this Agreement. Lessee shall pay to Lessor, at the addresses specified above or at such other address as may be provided by Lessor from time to time, rent as specified in each Supplement. Each date on which an installment of rent is payable is designated herein as "Rent Payment Date". As to each Supplement, the first Rent Payment Date shall be the Rent Payment Date set forth therein, with the succeeding Rent Payment Date on the corresponding day of each month thereafter. In addition, if applicable, Lessee shall pay interim rent for the period between the actual commencement of the rent under each Supplement and the date designated as the Rent Payment Date, based on a 30 day month and the number of days between the actual commencement date and the first Rent Payment Date. Should any payment not be made by Lessee on or before the applicable Rent Payment Date, Lessor shall be entitled to a late payment charge in addition to the actual rent due of 5% of the late rent and any other amount due but unpaid under this Agreement. Upon the expiration or earlier termination of the term of lease of each item of Equipment leased thereunder, Lessee shall at its own expense return such item to Lessor at such location within the continental United States as Lessor may designate, in the condition required to be maintained by Paragraph 9 hereof.

7. LESSEE'S OBLIGATIONS IRREVOCABLE. The Lessee's obligation to pay all rent will be absolute and unconditional and will not be affected or reduced by any circumstance, including:

(1) Any setoff, counterclaim, recoupment, defense, or other right that the Lessee may have for any reason against the Lessor, the manufacturer, any seller of the Equipment, or any person providing services with respect to the Equipment;

(2) Any defect in the title, condition, design, operation, or fitness for use of the Equipment; any damage to, or loss or destruction of, the Equipment; or any interruption or cessation in its use or possession by the Lessee for any reason, whether arising out of or related to an act or omission of the Lessor or any other person;

(3) Any liens with respect to the Equipment;

(4) The invalidity or unenforceability of this Agreement or any absence of right, power or authority of the Lessor or Lessee to enter into this lease;

(5) Any insolvency, bankruptcy, reorganization, or similar proceedings by or against the Lessor or Lessee; or


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(6) Any other circumstance or occurrence of any nature, whether or not similar to any of the foregoing.

It is the express intention of the Lessor and Lessee that all rent payable under this Agreement will be payable in all events, unless the obligation to pay is terminated under the express provisions of this Agreement.

The Lessee hereby waives, to the extent permitted by law, all rights that it may now have or later acquire, by order or otherwise, to terminate this Agreement or any obligation imposed on the Lessee in relation to this Agreement.

Nothing in this Agreement may be construed as a waiver of the Lessee's right to seek a separate recovery of any payment of rent that is not due and payable under this Agreement. The Lessee retains any right it may have to seek damages, specific performance, or any other remedy at law or in equity, separately or in combination, against the Lessor or any other person, on account of the Lessor's or other person's failure to perform its obligations under this Agreement.

8. RESTRICTIONS ON TRANSFER. THE LESSEE MAY NOT SUBLET OR TRANSFER POSSESSION OF THE EQUIPMENT WITHOUT THE PRIOR WRITTEN CONSENT OF THE LESSOR WHICH MAY BE WITHHELD IN THE SOLE AND ABSOLUTE DISCRETION OF THE LESSOR. THE LESSEE MAY NOT ASSIGN, PLEDGE, OR OTHERWISE ENCUMBER THIS LEASE.

With respect to any sublease or transfer of possession of the Equipment, the rights of the sublessee or transferee will be subject and subordinate to all the terms of this Agreement, including the Lessor's right of repossession on the occurrence of an event of default. The Lessee will remain primarily liable for the performance of all the terms of this Agreement to the same extent as if the sublease or transfer of possession had not occurred.

The Lessor will have the right, at its sole expense, to assign, sell, or encumber any part of its interest in the Equipment or in this Agreement and any proceeds of the disposition of that interest, subject to the Lessee's rights under this lease. To effect or facilitate such assignment, sale or encumbrance, the Lessee agrees to provide all agreements, consents, conveyances or documents that may be reasonably requested by the Lessor, including an unrestricted release of the Lessor from its obligations under this Agreement. That release will not release the Lessor from any liability that arose before the assignment or sale.

Any person who succeeds to the rights and interests of the Lessor under this clause will agree to be bound by the terms of this Agreement without alteration.

The Lessee acknowledges that an assignment, sale, or encumbrance of the Lessor's interest would not materially change the Lessee's duties under the Agreement or materially increase its burdens or risks. Even if such a transfer could be deemed to have that effect, the Lessee agrees that the assignment, sale or encumbrance will nevertheless be permitted.

Without prejudice to any rights that the Lessee may have against the Lessor, the Lessee agrees that it will not assert against an assignee any claim or defense that it may have against the Lessor.

The agreements, covenants, obligations and liabilities contained in this clause, including but not limited to, all obligations to pay rent and to indemnify each indemnitee, are made for the benefit of the indemnitees and their respective successors and assigns.

9. MAINTENANCE COVENANT. The Lessee will:

(1) Furnish all labor and parts required for maintaining, repairing, and replacing component parts of the Equipment to keep it in good operating condition and appearance;

(2) Use, operate, maintain, and store the Equipment in a careful and proper manner;

(3) Protect the Equipment from deterioration;

(4) Comply with the manufacturer's operating procedures and warranty restrictions and all laws, ordinances, and regulations applicable to the Equipment or its use and in compliance with the insurance policies required to be maintained thereunder;

(5) Put the Equipment only to the use contemplated by the manufacturer; and

(6) Maintain accurate and complete records of all repairs and maintenance of the Equipment and allow the Lessor to inspect those records at any time.

(7) Comply with the maintenance requirements of any maintenance schedule recommended by the manufacturer or attached as a part of this agreement.



The Lessee will not make any alterations, additions, or improvements to the Equipment without the Lessor's prior written consent, which consent shall not be unreasonably withheld. All repairs, replacement parts, additions, alterations, and improvements made to the Equipment by the Lessee will be considered to be the Lessor's property and subject to the terms of this Agreement.

10. RISK OF LOSS COVENANT. The Lessee will bear the entire risk of destruction, loss, theft, requisition of title, or use, confiscation, taking, or damage (collectively, casualty loss) of the Equipment from any cause during the period commencing when the Equipment is placed in transit to the Lessee and ending when the Equipment is returned to the Lessor or its designee following termination as provided herein. If during that period the Equipment suffers any casualty loss, the Lessee will notify the Lessor in writing within five days following the casualty loss. On demand by the Lessor, the Lessee will:

(1) If the damage constituting the casualty loss is repairable, repair the Equipment to the condition in which the Equipment is required to be maintained under this Agreement;

(2) If the damaged Equipment is not repairable, replace the Equipment at the Lessee's sole expense with like Equipment approved by the Lessor and take all actions and make all payments that may be required to vest in the Lessor title to the replacement Equipment, free and clear of all liens, encumbrances, or security interests; or

(3) Pay to the Lessor the casualty value (as defined below) and all other amounts then due under this Agreement.

"Casualty value" is, at any given date, the stipulated loss value as shown on the applicable Schedule to each Supplement, and is computed to be the sum of:

(1) The discounted value at that time, of the aggregate unpaid monthly rent payments to be paid through the then remaining term of this Agreement, discounting that amount at an annual discount rate of 8 percent; and

(2) The Lessor's reasonable estimate, at that time, of the fair market value of the Equipment at the end of the term of this Agreement, discounted at an annual discount rate of 8 percent.

11. INSURANCE. Lessee shall maintain at all times on the equipment, at Lessee's expense, property damage, direct damage, and liability insurance in such amounts, against such risks, and in such form and with such insurers as shall be satisfactory to Lessor. The required insurance shall be as specified in the applicable Supplement; provided, however, that the amount of direct damage insurance shall not on any date be less than the greater of the full replacement value or the Stipulated Loss Value of the Equipment as of such date. Each insurance policy will name Lessor as additional insured and as loss payee, and shall contain a clause requiring the insurer to give to Lessor at least 30 days prior written notice of any alteration in or cancellation of the terms of such policy. Lessee shall furnish to Lessor a certificate or other evidence satisfactory to Lessor that such insurance coverage is in effect, provided, however, that Lessor shall be under no duty to ascertain the existence or adequacy of such insurance.

12. TAXES; INDEMNITY. Lessee agrees to pay, and to indemnify and hold Lessor harmless from, all license fees, assessments, and sales, use, property, excise, and other taxes and charges (other than federal income taxes and taxes imposed by any other jurisdiction which are based on, or measured by, the net income of Lessor for reasons other than the ownership or leasing of the Equipment in such jurisdiction) imposed upon or with respect to (a) the Equipment or any part thereof arising out of or in connection with the shipment of Equipment or the possession, ownership, use or operation thereof, or (b) this Agreement or the consummation of the transactions herein contemplated. The agreements and indemnities contained in this paragraph shall survive the expiration or earlier termination of this Agreement.

13.  DEPRECIATION INDEMNITY.

(1) Lessor, as the owner of the Equipment, shall be entitled to such deductions, credits and other benefits as are provided by the Internal Revenue Code of 1986, as amended (IRC), to an owner of property.

(2) Lessee agrees that neither it nor any corporation controlled by it, in control of it, or under common control with it, directly or indirectly, will at any time take any action or file any returns or other documents inconsistent with the foregoing and that each of such corporations will file such returns, take such action, and execute such documents as may be reasonable and necessary to facilitate accomplishment of the intent thereof. Lessee agrees to copy and make available for inspection and copying by Lessor such records as will enable Lessor to determine whether it is entitled to the benefit of any amortization or depreciation deduction, or other deduction or credit which may be available from time to time with respect to the Equipment.

(3) If Lessor, under any circumstances or for any reason whatsoever, except for acts of Lessor or future changes in the IRC, shall lose or shall not have the right to claim or there shall be disallowed or recaptured, all or any portion of the federal tax depreciation deductions with respect to any item of Equipment based on depreciation of the Lessor's full cost of such item of Equipment and computed on the basis of a method of depreciation provided by the IRC as Lessor in its complete discretion may select, then Lessee agrees to pay Lessor upon demand an amount which, after deduction of all taxes required to be paid by Lessor in respect of the receipt thereof under the laws of any federal, state, or local government or taxing authority of the United States or of any taxing authority or government subsidiary of any foreign country, shall be equal to the sum of (i) an amount equal to the additional income taxes paid or payable by Lessor in consequence of the failure to obtain the benefit of a depreciation deduction, and (ii) any interest and/or penalty which may be assessed in connection with any of the foregoing.

The provisions of this paragraph shall survive the expiration or earlier termination of this Agreement.

14. INDEMNIFICATION COVENANT. The Lessee agrees to indemnify, reimburse, and hold harmless each indemnitee from and against all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, civil and criminal legal proceedings, penalties, fines and other sanctions, and any attorney fees and other reasonable costs and expenses, arising or imposed with or without the Lessor's fault or negligence (whether active or passive) or under the doctrine of strict liability (collectively, "claims"), relating to or arising in any manner out of:

(1) This Agreement or the breach of any representation, warranty, or covenant made by the Lessee under this Agreement;

(2) Manufacture, purchase, lease, delivery, nondelivery, acceptance, rejection, ownership, possession, use, operation, return, or disposition of the Equipment;

(3) The Equipment's condition or any discoverable or nondiscoverable defect in it arising from its design, testing, or construction; any article used in the Equipment; or any maintenance, service, or repair, whether or not the Equipment is in the Lessee's possession and regardless of where the Equipment is located; or

(4) Any transaction, approval, or document contemplated by this Agreement.

The Lessee waives and releases each indemnitee from any existing or future claims in any way connected with injury to or death of the Lessee's personnel, loss or damage of the Lessee's property, or loss of use of any property, which may:

(a) Result from or arise in any manner out of the ownership, leasing, condition, use, or operation of the Equipment; or

(b) Be caused by any defect in the Equipment; its design, testing, or construction; any article used in the Equipment; or any maintenance, service, or repair, whether or not the Equipment is in the Lessee's possession and regardless of where the Equipment is located.

The indemnities described in this clause will continue in full force and effect notwithstanding the expiration or other termination of this Agreement and are expressly made for the benefit and will be enforceable by each indemnitee.

15. COVENANT TO KEEP FREE OF LIENS. The Lessee will not directly or indirectly create, incur, assume, or suffer to exist any lien on the Equipment, its title, or any interest therein, except for:

(1)  The respective rights of the Lessor and Lessee under this Agreement;

(2) Liens granted by the Lessor with respect to the Equipment;

(3) Liens for taxes either not yet due or being contested in good faith by the Lessee as long as adequate reserves are maintained with respect to those liens and the Equipment is not, in the Lessor's reasonable opinion, in danger of being sold, confiscated, forfeited, or seized as a result of the liens; and

(4) Inchoate materialmen's, mechanics', workmen's, repairmen's, employees', or other like liens arising in the ordinary course of business, which either are not delinquent or are being contested in good faith by the Lessee, as long as the Equipment is not, in the Lessor's reasonable opinion, in danger of being sold, confiscated, forfeited, or seized as a result of the liens.

The Lessee will promptly, at its sole expense, take any action that may be necessary to discharge any lien except for the liens referred to in paragraphs
(1) and (2) arising at any time with respect to the Equipment.

16. WAIVER OF CONSEQUENTIAL DAMAGES. The Lessee will not be entitled to recover, and hereby disclaims and waives any right that it may otherwise have to recover, consequential damages as a result of any breach or alleged breach by the Lessor of any of the agreements, representations, or warranties of the Lessor contained in this Agreement.

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17. LESSOR'S RIGHT TO PERFORM. If Lessee fails to make any payment required to be made hereunder or fails to comply with any other provisions of this Agreement, Lessor may make such payment or comply with such provisions, and the amount of such payment and the reasonable expenses of Lessor incurred in connection with such payment or compliance, shall be immediately payable by Lessee to Lessor.

18. DEFAULT. Any one of the following occurrences shall, in the Lessor's sole discretion, constitute a material default by Lessee of this Agreement:

(1) Failure by Lessee to make any payment of rent or other amount owing hereunder when due;

(2) Failure of Lessee to perform or observe any other covenant, agreement, or condition hereunder;

(3) Any representation or warranty made by Lessee herein or in any document or certificate furnished to Lessor in connection herewith shall prove to be incorrect at any time;

(4) Lessee shall become insolvent or make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver, or a trustee or receiver shall be appointed for Lessee or for a substantial part of its property or for the Equipment, or reorganization, arrangement, insolvency, dissolution, or liquidation proceedings shall be instituted by or against Lessee.

In such event, Lessor may declare this Agreement to be in default, and may proceed in accordance with the provisions of Paragraph 19 hereof.

19.  REMEDIES.

(1) Remedies. On the occurrence of any event of default and at any time afterwards as long as it continues, the Lessor may, at its option and without notice to the Lessee, declare this Agreement to be in default and exercise one or more of the following remedies:

(a) Declare the then Stipulated Loss Value immediately due and payable with respect to any or all items of Equipment without notice or demand to Lessee;

(b) Sue for and recover all rent and other payments, then accrued or thereafter accruing, with respect to any or all items of Equipment;

(c) Take possession of and render unusable any or all items of Equipment, without demand or notice, wherever same may be located, without any court order or other process of law and without liability for any damages occasioned by such taking of possession (any such taking of possession will not constitute a termination of this lease as to any or all items of Equipment unless Lessor expressly so notifies Lessee in writing);

(d) Require Lessee to assemble any or all items of Equipment at the original equipment location, such location to which the equipment may have been moved with the prior written consent of Lessor, or such other location in reasonable proximity to either of the foregoing as Lessor designates;

(e) Sell or otherwise dispose of any or all items of Equipment whether or not in Lessor's possession, in a commercially reasonable manner at public or private sale and with or without notice to Lessee and apply the net proceeds of such sale, after deducting all costs of such sale, including, but not limited to, costs of transportation, repossession, storage, refurbishing, advertising and broker's fees, to the obligations of Lessee thereunder with Lessee remaining liable for any deficiency and with any excess being retained by Lessor;

(f) Retain any repossessed items of Equipment and credit the reasonable value thereof, after deducting all such sales related costs incurred to the date of crediting, to the obligations of Lessee hereunder with Lessee remaining liable for any deficiency and with Lessor having no obligation to reimburse Lessee on account of any excess of such reasonable value over such obligations;

(g) Terminate this lease as to any or all items of Equipment;

(h) Utilize any other remedy available to Lessor at law or in equity.

In each case, plus the amount, if any, as reasonably calculated by the Lessor, required for the Lessor to receive the same after tax economic return from this lease that the Lessor would have received if the Lessee had performed all of its obligations under this Agreement through the end of the lease term.

In addition to the foregoing, the Lessee will be liable for interest on unpaid amounts at an annual interest rate of 18 percent from the date the same became due until payment in full, and for all reasonable legal fees and other reasonable costs and expenses incurred by the Lessor in connection with the occurrence of any event of default or the exercise of its remedies.

A termination hereunder will occur only upon written notice by Lessor to Lessee and only with respect to such items of Equipment as to which Lessor specifically elects to terminate in such notice. Except as to such items with respect to which there is a termination, this lease will remain in full force and effect and Lessee will be and remain liable for the full performance of all its obligations hereunder.

No right or remedy conferred herein is exclusive of any right or remedy conferred herein or by law; but all such rights and remedies are cumulative of every other right or remedy conferred hereunder or at law or in equity, by statute or otherwise, and may be exercised concurrently or separately from time to time.



(2) In effecting any repossession, the Lessor and its representatives and agents, to the extent permitted by law, will:

(a) Have the right to enter on any premises where the Lessor reasonably believes the Equipment is located;

(b) Not be liable, in conversion or otherwise, for the taking of any personal property of the Lessee that is in or attached to the repossessed Equipment as long as the Lessor promptly returns that property to the Lessee;

(c) Not be liable in any manner for any damage to any of the Lessee's property in repossessing and holding the Equipment, except for damage caused by the Lessor's gross negligence or willful misconduct; and

(d) Have the right to maintain possession of and dispose of the Equipment on any premises owned by the Lessee or under the Lessee's control.

If reasonably required by the Lessor, the Lessee, at its sole expense, will assemble and make the Equipment available at a place designated by the Lessor. If the Equipment is returned to or repossessed by the Lessor, any rights in any express or implied warranty previously assigned to the Lessee or otherwise held by it will without further act, notice, or writing be assigned or reassigned to the Lessor, if assignable. The Lessee will be liable to the Lessor for all reasonable expenses, costs, and fees incurred in (1) repossessing, storing, preserving, shipping, maintaining, repairing, and refurbishing the Equipment to the condition required by this Agreement; and (2) preparing the Equipment for sale or lease, advertising the sale or lease, and selling or re-letting the Equipment.

No remedy referred to in this paragraph is intended to be exclusive, but, to the extent permissible under applicable law, each will be cumulative and operate in addition to any other remedy referred to above or otherwise available to the Lessor at law or in equity. The exercise or beginning of exercise by the Lessor of any one or more of its remedies will not preclude the simultaneous or later exercise by the Lessor of any other remedies.

No express or implied waiver by the Lessor of any default or event of default will be construed as a waiver of any future or subsequent default or event of default.

20. CONDITIONS PRECEDENT. The obligation of Lessor contained in paragraph 1 of this Agreement shall be subject to the following conditions precedent:

(1) There shall have occurred no material adverse change in the business or the financial condition of Lessee from the date hereof until the Commencement Date of any Supplement;

(2) Lessee shall have furnished Lessor with a certificate or other evidence satisfactory to Lessor that insurance coverage as required by this Agreement is in effect as to the item of Equipment desired to be leased;

(3) Unless specifically waived by Lessor, Lessee shall have furnished Lessor opinions of counsel as to the Agreement, in form and substance acceptable to Lessor;

(4) Unless specifically waived by Lessor, Lessee shall have furnished Lessor waivers, in form and substance acceptable to Lessor, of all rights in or to the Equipment of any landlord or mortgagee of any real property upon which the Equipment is or is to be situated; and

(5) All other instruments and legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Lessor, and counsel to Lessor shall have received copies of all documents which it may have requested in connection therewith.

If any of the above conditions is not satisfied at the time Lessee submits any Supplement, Lessor, in its sole discretion, shall have no obligation under this Agreement to lease the Equipment covered thereby to Lessee.

21. FINANCIALS. Lessee agrees that for so long as any item of Equipment shall be leased under the Agreement, Lessee will deliver or cause to be delivered to Lessor (a) as soon as practicable, and in any event within 60 days after the end of each quarterly period (other than the fourth quarterly period) together with the related statements of income and expense for such quarterly period all in reasonable detail prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved and certified by Lessee's chief financial officer; and (b) as soon as practicable, and in any event within 120 days after the close of each fiscal year of Lessee, the audited balance sheet of Lessee as of the end of such fiscal year together with the related statements of income and surplus for such fiscal year all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved and certified by an independent certified public accountant acceptable to Lessor.

22. REPRESENTATIONS, WARRANTIES AND COVENANTS. As a material inducement to Lessor entering into this Agreement with Lessee, Lessee represents, warrants, and covenants as follows:

(1) If Lessee is a corporation, or a limited liability company, Lessee is duly organized and validly existing and is in good standing under the laws of the state of its incorporation, and is duly qualified and licensed to do business as a foreign corporation and is in good standing in those jurisdictions where such qualifications are necessary to authorize Lessee to carry on its present business and operations, and to own its properties or to perform its obligations thereunder;

(2) If Lessee is a partnership, Lessee is duly organized and validly existing under the partnership laws of its state of domicile and is duly authorized in any foreign jurisdiction where such qualification is necessary to authorize Lessee to carry on its present business and operations and to own its properties and to perform its obligations thereunder;

(3) Lessee has full power, authority, and legal right to execute, deliver, and carry out as Lessee the terms and provisions of this Agreement, and any other necessary documents in connection with this transaction;

(4) If Lessee is a corporation, Lessee's execution, delivery, and performance of this Agreement and the other documents and agreements referred to herein, and the performance of its obligations under this Agreement have all been authorized by all necessary corporate action, do not require the approval or consent of stockholders, or of any trustee or holders of any indebtedness or obligation of Lessee and will not violate any law, governmental rule, regulation or order binding upon Lessee or any provision of any indenture, mortgage, contract, or other agreement to which Lessee is a party or by which it is bound or to which it is subject, and will not violate any provision of the Certificate or Articles of Incorporation, Bylaws, or any preferred stock agreement of Lessee;

(5) If Lessee is a partnership, Lessee's execution, delivery and performance of this Agreement and the other documents and agreements referred to herein, and the performance of its obligations under this Agreement have all been authorized by all necessary partnership actions;

(6) There are no pending or threatened investigations, actions, or proceedings before any court or administrative agency or other tribunal body, which seek to question or set aside any of the transactions contemplated by this Agreement, or which, if adversely determined, would materially affect the condition, business, or operation of Lessee;

(7) Lessee is not in default in any material manner in the payment or performance of any of its obligations or in the performance of any contract, agreement, or other instrument to which it is a party or by which it or any of its assets may be bound;

(8) The balance sheet of Lessee as of the end of its most recent fiscal year and the related profit and loss statement of the Lessee for the fiscal year ended on said date, including the related schedules and notes, together with the report of an independent certified public accountant, heretofore delivered to Lessor, are all true and correct and present fairly (I) the financial position of Lessee as of the date of said balance sheet and (ii) the results of the operations of Lessee for said fiscal year;

(9) All proceedings required to be taken to authorize the lease of the Equipment from Lessor and to protect Lessor's interest in such Equipment, free and clear of all liens and encumbrances whatsoever, have been taken;

(10) Lessee has no significant liabilities (contingent or otherwise) which are not disclosed by or reserved against the financial statements referred to in (8) above;

(11) All the financial statements referred to in (8) above have been prepared in accordance with generally accepted accounting principles and practices applied on a basis consistently maintained throughout the period involved;

(12) There has been no change which would have a material adverse effect on the business or financial condition of Lessee from that set forth in the balance sheet referred to in (8) above;

(13) No authorization, consent, approval, license, exemption of or filing or registration with any court, governmental unit or department, commission, board, bureau, agency, instrumentality or the like is required or necessary for the valid execution and delivery of the Agreement, any bill of sale, and the other documents and agreements referred to herein;

(14) This Master Lease, the Supplements, and any accompanying documents, having been duly authorized, executed and delivered to Lessor, constitute legal, valid and binding obligations of Lessee, enforceable against Lessee in accordance with the terms hereof except as such terms may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditor's rights generally;

(15) Each item of Equipment will constitute unused "new Section 38 property" in the hands of Lessor within the meaning of the Internal Revenue Code of 1986, as amended, on the Commencement Date specified in the Supplement pertaining to said item of Equipment;

(16) The Equipment is personal property and neither real property nor a fixture;

(17) The Equipment will be used for commercial operations only, not for personal, family, or household purposes.

(18) As of the Commencement Date of each item of Equipment, a reasonable estimate of the estimated fair market value of such item of Equipment at the end of the lease term thereof will be at least 20% of the Lessor's cost therefor (without including in such value any increase or decrease for inflation or deflation, and after subtracting from such value any cost for removal and delivery of possession of Equipment to Lessor at the end of the lease term thereof); and

(19) As of the Commencement Date of each item of Equipment, a reasonable estimate of the estimated useful life of such item of Equipment at the end of the original lease term will be at least two years beyond the lease term thereof.

23. PURCHASE OPTION. Lessor and Lessee hereby agree that so long as no default shall have occurred and be continuing, Lessee shall have the option (and Lessor shall have the right to obligate Lessee) to purchase the Equipment at the expiration of the lease term for the purchase option price set forth in the applicable Supplement. In order to exercise the option with respect to all of the Equipment, Lessee must give Lessor written notice at least 90 days prior to the expiration of the lease term with respect thereto, and remit the purchase price in cash to Lessor or its assigns on or before said expiration date. After receipt of the purchase price in accordance with this paragraph, Lessor will transfer to Lessee all of its right, title and interest in the Equipment purchased, as-is, where-is, without recourse, representation or warranty of any kind, express or implied. Fair Market Sales Value for the purpose of this paragraph only shall be determined on the basis of and be equal in amount to the value that would be obtained in a transaction between an informed and willing buyer and an informed and willing seller, and the cost of moving the Equipment from the location of current use shall not be a deduction from such value.

24. CHOICE OF LAW. The rights and liabilities of the parties under this Agreement, and each Supplement, shall be interpreted, enforced and governed in all respects by the laws of the State of California. Lessee hereby consents and subjects itself to the jurisdiction of every local, state, and federal court within the State of California, and agrees that except as otherwise required by law, Lessee shall never file or maintain any action or proceeding in connection with this Agreement, or any Supplement in any court outside the State of California. Lessee hereby agrees that service of process in connection with any such action upon Lessee may be in the manner provided by the laws of the State of California.

25. ATTORNEY FEES AND COSTS. Lessee will pay or reimburse Lessor for all costs and expenses, including repossession, equipment disposition and court costs and attorney's fees (including a reasonable fee for services of salaried counsel employed by Lessor), not offset against amounts recovered or credited as contemplated in paragraph 19, incurred by Lessor in exercising any of its rights or remedies thereunder or enforcing any of the terms, conditions or provisions hereof. This obligation includes the payment or reimbursement of all such amounts whether an action is ultimately filed and whether an action filed is ultimately dismissed.

26. HEADINGS FOR CONVENIENCE ONLY. The headings for the paragraphs and provisions in this Master Lease, as well as the other documents constituting the Agreement, are intended solely for convenience of reference and are not intended nor shall they be used to construe, explain, modify or place any meaning upon any provisions hereof.

27. MODIFICATION. Neither this Master Lease or any other document or Supplement constituting the Agreement can be modified or amended except by written agreement signed and dated by both Lessor and Lessee.

28. COUNTERPARTS. This Master Lease and any other document or Supplement constituting the Agreement may be executed in any number of counterparts. Any document executed in counterparts shall remain one document. Each counterpart is an original instrument.

29. PROVISIONS SEVERABLE. Should any provision of the Agreement be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect the remaining provisions hereof.

30. ENTIRE AGREEMENT. This Master Lease, the Supplements, and all other documents constituting the Agreement constitute the entire agreement between the parties and no other representation or statements shall be deemed binding, nor shall there be any reliance by either Lessor or Lessee upon any representations, agreements, statements, promises, understandings, or inducements made which are not embodied in the written Agreement.

Executed on November 1, 1999, at Cupertino, California.




                                By execution hereof, the undersigned hereby certifies that he has read this Agreement, and that he is duly authorized to execute this Master Equipment Lease on behalf of Lessee.



                                LESSEE:
                                PACKETEER, INC.,
                                a Delaware corporation

                                By:  /s/ DAVID YNTEMA
                                   -----------------------------------
                                Name     David Yntema
                                    ----------------------------------
                                Title    Chief Financial Officer
                                     ---------------------------------


                                LESSOR:
                                PENTECH FINANCIAL SERVICES, INC.,
                                a California corporation

                                By:  /s/ BENJAMIN E. MILLERBIS
                                   -----------------------------------
                                         Benjamin E. Millerbis

                                Title:  President

                        PENTECH FINANCIAL SERVICES, INC.

                        MASTER EQUIPMENT LEASE COMMITMENT

        Subject to the conditions set forth in this Master Equipment Lease Commitment ("Commitment"), the following leasing transaction is agreed to by and between PENTECH FINANCIAL SERVICES, INC., a California corporation ("Lessor") and PACKETEER, INC., a Delaware corporation ("Lessee"), in connection with the terms and conditions of Master Equipment Lease No. 300311 (the "Lease").

        1. MASTER EQUIPMENT LEASE with effective date of November 1, 1999.

        2. EQUIPMENT (all Equipment is to be acceptable to Lessor): Computers, routers, hubs and software and other equipment to be approved by Lessor. A percentage equal to 25% of the line amount but not more than 25% of any individual schedule may be used for "soft cost" exclusions listed below.

        Exclusions: Custom use equipment, installation and delivery costs, purchase tax, tooling equipment, tenant improvements, software and items generally considered fungible or expendable.

        3. COMMITMENT AMOUNT. $1,500,000

        4. LEASE SUPPLEMENTS. This is a Master Equipment Lease transaction whereby Supplements may be funded as Equipment is delivered. Supplements scheduling Equipment to be subject to the Lease will each be for the term and on the conditions set out herein. No individual Supplement shall be for less than $50,000.

        5. TERM. Each Supplement under the Lease will be for an initial term of 48 months commencing on the first day of the calendar month following delivery and acceptance of the Equipment on the Supplement.

        6. MONTHLY RENT PAYMENT: 2.491% (.02491) of original Equipment cost, payable monthly in advance.

        7. COMMENCEMENT DATE. Monthly rent for each Supplement will commence on the first day of the calendar month following delivery and acceptance of the Equipment on the Supplement.

        8. INTERIM RENT. Interim rent will be charged for the period commencing on delivery and acceptance of the Equipment on any particular Supplement and ending the last day in that month, and will be the daily equivalent of the Monthly Rent Payment, computed on a thirty (30) day month.

        9. COMMITMENT EXPIRATION DATE. November 30, 2000.

        Lessee acknowledges that Lessor will have no further obligations hereunder as to any item of Equipment not included on any Supplement under the Lease after the Commitment Expiration Date.

        10. RATE ADJUSTMENT. The Monthly Lease Rate Factor will be indexed to the thirty (30) day London Inter Bank Offer Rate ("LIBOR") ("the "Index Instrument") which on the date of the proposal was 4.92% (Wall Street Journal dated May 27, 1999). The Monthly Lease Rate Factor shall be adjusted to provide for any increase or decrease, with a floor of 4.92%. At the Commencement Date of each Supplement, the Monthly Lease Rate Factor shall be fixed for the initial term of such Supplement.

        11. DOCUMENTATION. Prior to Lessor issuing a purchase order for any item of Equipment, Lessee will comply with, procure and/or execute, have executed, acknowledge, have acknowledged, deliver to Lessor, record and file any documents, or produce such evidence, facts or figures as set forth in Exhibit A accompanying this Commitment, and will do likewise as to any further documents, evidence, facts or figures that Lessor and its counsel may now or hereafter deem necessary or advisable to protect Lessor's rights under the Lease and Supplements and its interest in the Equipment. Lessee will pay as directed by Lessor, or will reimburse Lessor on demand, for all costs, including legal, appraisal, due diligence, title and lien searches, UCC recording, documentation and other charges incurred by Lessor in connection with the Lease and Supplements. The form, substance and sufficiency of all documents employed in documenting the Lease and Supplements contemplated hereby must be acceptable to Lessor and its counsel.

        12. TERMINATION. Lessor, in its sole discretion, retains the right to delay or to cancel lease funding commitments if adverse change in Lessee's financial condition occurs which has, in Lessor's sole discretion, impacted or which may impact Lessee's credit capability. Lessor may, at its option, terminate its obligation to Lessee hereunder (a) at or subsequent to the Commitment Expiration Date; (b) upon the advent of a material adverse change, in Lessor's sole discretion, in Lessee's financial condition or Lessee's probable ability to perform its obligations under the Lease and Supplements; (c) if the Lease, any Supplement, or any other agreement under which Lessee has the obligation to Lessor is in default or an event which would constitute a default under the Lease, any Supplement or any other agreement has occurred and is continuing; or (d) with respect to any item if the shipping costs, installation charges and design costs applicable thereto exceed more than fifteen percent (15%) of its total cost to Lessor. Termination shall occur upon Lessor's giving three (3) days written notice of termination to Lessee. In the event Lessor elects to terminate its obligation to Lessee as described herein, Lessee will purchase all of Lessor's right, title and interest in any Equipment which has not yet been included on any Acceptance Supplement and thus not subject to the Lease and Supplements thereto for the amount Lessor has paid or has become obligated to pay on account thereof, plus interest on amounts actually paid at the rate of eighteen percent (18%) per annum, or such greater or lesser contract rate as may be applicable to Lessor, from the date paid to the date of Lessee's repurchase. Lessee acknowledges that Lessee will, upon demand by Lessor, pay directly to the appropriate party the amount of any invoice which may be furnished to Lessor subsequent to inclusion of the applicable item of Equipment on a Supplement.

        ACCEPTED AND AGREED to as of November 1, 1999.

LESSOR:                                 LESSEE:

PENTECH FINANCIAL SERVICES, INC.        PACKETEER, INC.
a California corporation                a Delaware corporation

By:     /s/ BENJAMIN E. MILLERBIS       By:    /s/ DAVID YNTEMA
        -------------------------              ---------------------------
        Benjamin E. Millerbis           Name   David Yntema
Its:    President                              ---------------------------
                                        Its:   Chief Financial Officer
                                               ---------------------------

                 EXHIBIT A TO MASTER EQUIPMENT LEASE COMMITMENT

These provisions hereby become part of the Equipment Lease Commitment for Master Equipment Lease No. 300311 with effective date of Novemer 1, 1999, between PENTECH FINANCIAL SERVICES, INC., Lessor, and PACKETEER, INC., Lessee.

In addition to the terms of the Master Equipment Lease Agreement (the "Agreement"), Lessee further agrees to the following additional provisions:

1.      UCC SEARCH/RELEASES
        The Lessor may search all public records and filings of Lessee to locate and identify any conflicting liens against the Equipment. UCC releases from any intervening parties holding a security interest in said Equipment shall be required prior to funding any Supplement.

2.      TYPE OF LEASE
        This is a net lease transaction whereby maintenance, insurance, property taxes, and all items of a similar nature are solely for the account of the Lessee.

3.      EXPENSES
        All expenses associated with the lease transaction contemplated hereby including, but not limited to, UCC filing fees and searches, documentation costs, legal expenses, and equipment verification costs are solely for the account of the Lessee.

4.      LEASE DEPOSIT
        Lessee shall provide Lessor a Lease Deposit in the amount of $15,000.00, receipt of which is hereby acknowledged. This deposit shall be applied to Lessee's first monthly rent payment on a prorated basis for each Supplement funded under the Lease. The balance of any unapplied Lease Deposit as of the Commitment Expiration Date shall be deemed to have been earned by Lessor as of that date.

5.      COMMITMENT EXPIRATION
        The Commitment Expiration Date may be extended, in Lessor's sole discretion, upon review by Lessor of the Lessee's then current financial condition. Lessee agrees to provide Lessor such financial and other information as Lessor may reasonably request to evaluate Lessee's financial condition for purposes of granting such extension.

                ADDITIONAL EQUIPMENT LEASE COMMITMENT PROVISIONS:

A.      QUARTERLY FINANCIAL STATEMENTS
        Lessee agrees that for so long as any item of Equipment shall be leased under this Agreement, Lessee will deliver or cause to be delivered to Lessor (a) as soon as practicable, and in any event within 60 days after the end of each quarterly period (other than the fourth quarterly period) together with the related statements of income and expense for such quarterly period all in reasonable detail prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved and certified by Lessee's chief financial officer; and (b) as soon as practicable, and in any event within 120 days after the close of each fiscal year of Lessee, the audited balance sheet of Lessee as of the end of such fiscal year together with the related statements of income and surplus for such fiscal year all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved and certified by an independent certified public accountant acceptable to Lessor.

B.      ANNUAL FINANCIAL STATEMENTS
        Lessee agrees to provide Lessor with Lessee's annually audited financial statements within 120 days of the close of Lessee's fiscal year end.

C.      ADVANCE PAYMENTS
        The first and last month's rent under any Supplement will be payable prior to the Commencement Date of the Supplement.

D.      PURCHASE OPTION
        Lessee shall purchase all but not less than all of the equipment under any lease schedule at a price equal to 15% of its original cost at the end of the Initial Term ("Purchase Option").

E.      ADVERTISING
        During the term of any schedule or supplement under this Master Lease line, Lessor may publish, for the purpose of its own advertising and promotion only, via print and/or electronic media, the name and the logo of Lessee, together with the total amount of the Master Lease Line.



                                       2